UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015 (June 26, 2015)

MAJESCO

(Exact name of registrant as specified in its charter)

California	001-37466	77-0309142
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5 Penn Plaza, 14th Floor

New York, NY 10001

(Address of Principal Executive Office) (Zip Code)

(646) 731-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 26, 2015, Majesco, a California corporation (“Majesco”), and Cover-All Technologies Inc., a Delaware corporation (“Cover-All”), completed the transactions contemplated by that certain Agreement and Plan of Merger entered into on December 14, 2014 and amended on February 18, 2015 (the “Merger Agreement”) and Cover-All merged with and into Majesco, with Majesco surviving the merger (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on June 26, 2015 (the “Effective Time”), each share of common stock of Cover-All, par value $0.01 per share (“Cover-All common stock”), issued and outstanding immediately prior to the Effective Time (other than treasury shares) was automatically cancelled and extinguished and converted into the right to receive the number of shares of common stock of Majesco, par value $0.002 per share (“Majesco common stock”), multiplied by the Exchange Ratio. The “Exchange Ratio” is 0.21641, which is the exchange ratio that results in a number of shares of Majesco common stock such that, at the Effective Time, holders of the issued and outstanding Cover-All common stock and outstanding options and restricted stock units and other equity awards of Cover-All in the aggregate held approximately 16.5% of the total capitalization of Majesco. The issuance of Majesco common stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended, pursuant to the joint proxy statement/prospectus on Form S-4 (File No. 333-202180) (the “Joint Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission and declared effective on May 13, 2015.

At the Effective Time, any issued and outstanding warrants to purchase Cover-All common stock that were not exercised or cancelled prior to the Effective Time were assumed by Majesco in accordance with their terms on the same terms and conditions as were applicable to such warrants immediately prior to the Effective Time, with the number of shares subject to, and the exercise price applicable to, such warrants being appropriately adjusted based on the Exchange Ratio.

At the Effective Time, all outstanding and unexercised options to purchase Cover-All common stock, whether or not exercisable or vested, were replaced and substituted for by options to purchase common stock of Majesco on the same terms and conditions as were applicable to such options immediately prior to the Effective Time, with the number of shares subject to, and the exercise price applicable to, such options being appropriately adjusted based on the Exchange Ratio. At the Effective Time, the terms of each restricted stock unit (“RSU”) that was settleable in shares of Cover-All common stock that were outstanding and unvested prior to the Effective Time and did not fully vest by its terms as of the Effective Time were adjusted as necessary and replaced and substituted for by a RSU to acquire common stock of Majesco on the same terms and conditions as were applicable to such RSU immediately prior to the Effective Time, as adjusted based on the Exchange Ratio.

Effective as of the close of trading on June 26, 2015, the shares of Cover-All common stock ceased to be traded on the NYSE MKT (formerly, NYSE Amex). Effective as of the opening of trading on June 29, 2015, the shares of Majesco common stock will trade on the NYSE MKT under the symbol “MJCO”.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibits 2.1 and 2.2, respectively, to Majesco’s Annual Report on Form 10-K, which was previously filed on June 19, 2015. The Merger Agreement is incorporated herein by reference.

The Merger Agreement has been included in this communication to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about Majesco or Cover-All. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Majesco or Cover-All or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Majesco’s or Cover-All’s public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Merger, at the Effective Time, all issued and outstanding warrants to purchase Cover-All common stock that were not exercised or canceled prior to the Effective Time (the “Cover-All Warrants”) were assumed by Majesco and Majesco issued replacement warrants (the “Majesco Warrants”) to the holders of the Cover-All Warrants to purchase an aggregate of 312,064 shares of Majesco common stock at an exercise price of $6.84 per share, based on the Exchange Ratio in the Merger.  The Majesco Warrants are immediately exercisable and will expire unless exercised at 5:00 pm EST on September 11, 2017. The Majesco Warrants contain the same anti-dilution protection as the prior Cover-All Warrants.

The foregoing description of the Majesco Warrants is not complete and is qualified in its entirety by reference to the Majesco Warrants which are included as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

Majesco and Cover-All will each treat the Merger as a “reorganization” under Section 368(a) of the Internal Revenue Code of 1986. For a discussion of the qualification of the Merger as a “reorganization,” and the material U.S. federal income tax consequences of the exchange of Cover-All common stock for Majesco common stock in the Merger, see the discussion under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Joint Proxy Statement/Prospectus. Under the Merger Agreement, the Merger would occur, and the parties would treat the Merger as a “reorganization,” only if on or before the closing date each of Majesco and Cover-All received an opinion of its counsel as to certain tax matters specified in the Merger Agreement. Majesco and Cover-All each received such an opinion on the closing date.

On June 26, 2015, Majesco issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements for Cover-All called for by Item 9.01(a) were included in Cover-All’s Annual Report on Form 10-K filed on March 31, 2015 and are attached hereto as Exhibit 99.2 and are incorporated herein by reference, and Cover-All’s quarterly report on Form 10-Q filed on May 14, 2015 and are attached hereto as Exhibit 99.3 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

As permitted by Item 9.01(b)(2) of Form 8-K, pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit
No.	Description

10.1	Stock Purchase Warrant, dated June 26, 2015, issued to Michaelson Capital Special Finance Fund, LP

10.2	Stock Purchase Warrant, dated June 26, 2015, issued to Monarch Capital Group, LLC

10.3	Stock Purchase Warrant, dated June 26, 2015, issued to Robert Nathan

99.1	Press Release Issued by Majesco, dated June 26, 2015

99.2	Cover-All Consolidated Financial Statements Filed on Form 10-K

99.3	Cover-All Consolidated Financial Statements Filed on Form 10-Q

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAJESCO

By:	/s/ Ketan Mehta
Ketan Mehta
President and Chief Executive Officer

Date: June 30, 2015

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Stock Purchase Warrant, dated June 26, 2015, issued to Michaelson Capital Special Finance Fund, LP

10.2	Stock Purchase Warrant, dated June 26, 2015, issued to Monarch Capital Group, LLC

10.3	Stock Purchase Warrant, dated June 26, 2015, issued to Robert Nathan

99.1	Press Release Issued by Majesco, dated June 26, 2015

99.2	Cover-All Consolidated Financial Statements Filed on Form 10-K

99.3	Cover-All Consolidated Financial Statements Filed on Form 10-Q